CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 9, 2001, relating to the financial statements and financial highlights which appears in the December 31, 2000 Annual Report to the Board of Trustees and Shareholders of Muhlenkamp Fund (comprising the Wexford Trust), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Other Service Providers" in such Registration Statement.


/s/PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

Milwaukee, Wisconsin
March 30, 2001